SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 1, 1996

                             The Mead Corporation
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           (Exact Name of Registrant as Specified in its Charter)

           Ohio                  1-2267                31-0535759
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     (State or Other          (Commission            (IRS Employer
      Jurisdiction of          File Number)       Identification No.)
      Incorporation)

                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio  45463
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     (Address of Principal Executive Offices)               (Zip Code)

     Registrant's telephone number, including area code(937) 495-6323
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                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)


          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

                    (a)  On November 1, 1996, Mead Oxford
          Corporation ("Mead Oxford"), a Delaware corporation and a wholly owned subsidiary of The Mead Corporation, an Ohio corporation (the "Registrant"), acquired (the "Acquisition") from Boise Cascade Corporation, a Delaware corporation ("Boise Cascade"), substantially all of the operating assets of Oxford Paper Company, a Delaware corporation and a wholly owned subsidiary of Boise Cascade ("Oxford"), for an aggregate purchase price of approximately $637 million, subject to certain closing and post-closing adjustments (the "Purchase Price"). The Acquisition was consummated pursuant to the Acquisition Agreement, dated September 28, 1996 (the "Acquisition Agreement"), among the Registrant, Mead Oxford, Boise Cascade and Oxford. The assets acquired consist of an integrated coated paper mill located in Rumford, Maine (the "Rumford Mill"), approximately 667,000 acres of timberlands in the states of Maine, Vermont and New Hampshire owned by Boise Cascade or Oxford and certain related assets, including Boise Cascade's interest in Rumford Cogeneration Company Limited Partnership, a Maine Limited Partnership that operates a cogeneration facility adjacent to the Rumford Mill (collectively, the "Assets").

                    The terms of the Acquisition Agreement were the result of arm's-length negotiations between the Registrant and Boise Cascade. The source of funds to finance the Acquisition was available cash and short-term debt.

                    (b)  Boise Cascade primarily manufactured
          coated paper, high-value specialty grade paper and some commodity grade paper at the Rumford Mill. The
          Registrant intends to continue such use.

          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

                    (a)  Financial Statements of the Businesses
          Acquired. The Registrant believes that it is impractical to provide the financial statements for the acquired business on the date of this filing, and the Registrant will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

                    (b)  Pro Forma Financial Information.  The
          Registrant believes that it is impractical to provide pro forma financial information reflecting the Registrant's acquisitions on the date of this filing, and the Registrant will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

                    (c)  Exhibits

                    2. Acquisition Agreement, dated September 28, 1996, by and among Boise Cascade Corporation, Oxford Paper Company, Mead Oxford Corporation and The Mead Corporation. The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: November 5, 1996

                                   THE MEAD CORPORATION

                                   By:   /s/ W.R. Graber
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                                   Name:   W.R. Graber
                                   Title:  Vice President and
                                           Chief Financial Officer


                                EXHIBIT INDEX

          Exhibit
            No.                  Description                   Page

            2.      Acquisition Agreement, dated September        6
                    28, 1996, by and among Boise Cascade
                    Corporation, Oxford Paper Company, Mead
                    Oxford Corporation and The Mead Corpora-tion. The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.